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                                                                  EXHIBIT 10.52



                           STOCK REPURCHASE AGREEMENT


         This Stock Repurchase Agreement is entered into as of this 15th day of March, 2002, by and among CTI, INC., a Tennessee corporation (the "Company"), and S.I.E. NETHERLANDS B.V. (the "Stockholder").

                                   BACKGROUND

         Stockholder owns 704,476 shares of Common Stock of the Company (the "Shares") and the Company is willing to repurchase the Shares for the Purchase Price (as defined below) upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the Stockholder and the Company agree as follows:


                                    SECTION 1
                          REPURCHASE AND SALE OF SHARES

         1.1 Repurchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to purchase from the Stockholder and the Stockholder agrees to sell, transfer, convey and deliver to the Company 704,476 shares of Common Stock of the Company at a price equal to $7.50 per share.

         1.2 Payment for Shares. The total purchase price for the shares shall be Five Million, Two Hundred Eighty Three Thousand, Five Hundred and Seventy United States Dollars ($5,283,570) (the "Purchase Price"). Upon receipt of the Purchase Price, the Stockholder irrevocably appoints any officer, employee or agent of the Company as his attorney to cancel or transfer the Shares on the books of the Company with full power of substitution.


                                    SECTION 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as follows:

                  2.1.1 Power and Authority. The Stockholder has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.



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                  2.1.2    Validity; Enforceability. This Agreement and all
other instruments or documents executed by the Stockholder in connection herewith have been duly executed by the Stockholder, and constitute legal, valid and binding obligations of the Stockholder, enforceable in accordance with their respective terms.

                  2.1.3 No Encumbrances, Etc. The Stockholder is the owner of record of all right, title and interest (legal and beneficial), free and clear of all liens, in and to the Shares. Upon delivery of certificates representing the Shares to be sold by the Stockholder to the Company hereunder and payment therefor pursuant to this Agreement, good, valid and marketable title to such Shares, free and clear of all liens, encumbrances, equities, claims, liabilities or obligations, whether absolute, accrued, contingent or otherwise, will be transferred to the Company.

                  2.1.4 Knowledge; Access. The Stockholder has such knowledge and experience in financial and business matters and has been furnished access to such information and documents concerning the Company that it is capable of evaluating the merits and risks of accepting the Purchase Price in exchange for the Shares and the other terms and conditions of this Agreement. The Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of this repurchase and to obtain additional information regarding the Company's plans and future prospects.

                  2.1.5 Accredited Investor Status. The Stockholder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

         2.2 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as follows:

                  2.2.1 Power and Authority. The Company has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

                  2.2.2 Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  2.2.3 Validity; Enforceability. This Agreement and all other instruments or documents executed by the Company in connection herewith have been duly executed by the Company, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).


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                                    SECTION 3
                                  MISCELLANEOUS

         3.1 Notices. In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail or telecopy, as specified below:

                                    If to the Company:

                                    CTI, Inc.
                                    810 Innovation Drive
                                    Knoxville, Tennessee 37932
                                    Telecopier: (865) 218-3000
                                    Attention:  Dr. Terry D. Douglass


                                    with a copy (which shall not constitute
                                    notice) to:

                                    Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia  30309-3424
                                    Telecopier: (404) 881-4777
                                    Attention:  R. Gregory Brophy

                                    If to the Stockholder:

                                    MeesPierson Trust B.V.
                                    SIE Netherlands B.V.
                                    Herengracht 548
                                    1017 CG Amsterdam, Netherlands
                                    Telecopier: [31206258279]
                                                 -----------
                                    Attention:  Managing Director

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 3.2. All notices and other communications shall be effective (a) if sent by messenger or delivery service, when delivered, (b) if sent by mail, five (5) days after having been sent by certified mail, with return receipt requested, or (c) if sent by telecopier with receipt acknowledged, when sent.

         3.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         3.3 Entire Agreement, Amendment. This Agreement constitutes the entire agreement between the Company and Stockholder with respect to the transactions contemplated hereby and thereby; supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof;


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and may be amended or modified only with the written consent of the Company and the Stockholder.

         3.4 Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement, and the parties shall use their respective best efforts to negotiate and enter into an amendment to this Agreement whereby such provision will be modified in a manner that is consistent with the intended economic consequences of the invalid provision and that, as modified, is legal and enforceable.

         3.5 Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee without giving effect to any choice of law or conflict, provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Tennessee to be applied.

         3.6 Counterparts. This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement.

         3.7 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by either party.

         3.8 Further Assurances. Each party shall at any time and from time to time after the date hereof take whatever actions the other party or its affiliates or agents reasonably request to effectuate, record, evidence or perfect its transfer of the Shares to the Company pursuant to this Agreement or to otherwise effectuate or consummate any of the transactions contemplated hereby.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

                                     CTI, INC.


                                     By:      /s/ Terry D. Douglass
                                        --------------------------------------
                                          Terry D. Douglass
                                          President


                                     S.I.E. NETHERLANDS B.V.



                                     By:      /s/
                                        --------------------------------------
                                          Name:        MeesPierson Trust B.V.
                                               -------------------------------
                                          Title:       Managing Director
                                                ------------------------------


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